UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

CHINA POWER EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Maryland	333-147349	20-5101287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yongle Industry Zone, Jingyang Industry Concentration Area Shaanxi, P.R.China	713702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-86-29-6261-9758

Room 602, 6/F, Block B
Science & Technology Park of Xi Dian University
No. 168 Kechuang Road, Hi-tech Industrial Development Zone
Xi’an, Shaanxi, P.R.China
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2012, Mr. JunYi Li (“Mr. Li”) resigned as a member of the Board of Directors (the “Board”) of China Power Equipment, Inc. (the “Company” or the “Registrant”), effective immediately.  The resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

On September 28, 2012 , the remaining members of the Board appointed Mr. Dangsheng Chen, to serve as a member of the Board, effective immediately, and to assume the position of Mr. Li on the Audit, Compensation and Nominating and Corporate Governance Committees  of the Board.

Mr. Dangsheng Chen, age 56, has been the chief designer at Chongqing AEA Group Transformer Co., Ltd. of State Grid Electric Power Research Institute and is responsible for leading the research and development department and marketing for the 220kV transformer products and technologies since December 2006.  Mr. Chen has many years of experience in design and research and development of power transformers, and has received several awards, including a national patent. He is also experienced in developing both domestic and international markets. From March 2003 to December 2006, Mr. Chen was the Chief Engineer and Vice General Manager of Sales at Xi'an Huaxi Electric Co., Ltd. where he was responsible for the development and design of sub-110kV level furnace transformers and rectifier transformers, amorphous core transformers and technological process management. From August 2002 to March 2003, Mr. Chen worked at Jiangxi Transformer Technology Co., Ltd. where he was in charge of product development and designed SFP10-250000/110 thermal power plant step-up transformers and formulated key technical process plan. He worked at Suzhou Transformer Equipment Factory where he was responsible for developing and designing 33kV \ 33000kVA phase shift rectifier transformers used in DC electric furnaces at Shanghai Baoshan Iron and Steel Plant from November 2001 to January 2002. From October 1999 to October 2001, Mr. Chen was the Chief Engineer at Jiangsu Huapeng Transformer Factory where he improved the 110kV transformer technology and the development of box-type transformers and developed single-phase filter compensation transformers used in electric railways and 35kV-level 24-pulse dry rectifier transformers used in subway towing, which were successfully marketed to the subway projects in Shanghai and Shenzhen. Mr. Chen received his Bachelor degree in electrical engineering at Hunan University in July 1982. Mr. Chen is fluent in both Chinese and English. His bilingual communication skill will be of great help to the Company in developing international markets, as well as enhancing technical exchange. Further, his experience of designing and manufacturing special transformers will also help to enrich the Company's product line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA POWER EQUIPMENT, INC.

Date: October 3, 2012	By: /s/Lillian Feng Name: Lillian Feng Title: Director